As filed with the Securities and Exchange Commission on March 3, 2000.

=====================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549
                              -----------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            PACIFIC SOFTWORKS, INC.
              (Exact Name of Registrant as Specified in its Charter)

                  California                            77-0390628
     (State or Other Jurisdiction of           (I.R.S. Employer
     Incorporation or Organization)           Identification  No.)

         703 Rancho Conejo Boulevard
        Newbury Park, California                      91320
     (Address of Principal Executive Offices)          (Zip Code)

                           Pacific Softworks, Inc.
                      1998 Equity Incentive Program

                          Pacific Softworks, Inc.
                      Restructuring Incentive Program
                        (Full Title of the Plans)

                            William E. Sliney
                        Pacific Softworks, Inc.
                   President and Chief Financial Officer
                      703 Rancho Conejo Boulevard
                      Newbury Park, California 91320
                 (Name and Address of Agent for Service)

                            (805) 499-7722
     (Telephone Number, Including Area Code, of Agent for Service)
                             ---------------
                                 Copies to:
                          AARON A. GRUNFELD, ESQ.
                     RESCH POLSTER ALPERT & BERGER LLP
                 10390 SANTA MONICA BOULEVARD, FOURTH FLOOR
                      LOS ANGELES, CALIFORNIA 90025
                              (310) 277-8300

CALCULATION OF REGISTRATION FEE

                      Amount to   Proposed Maximum    Proposed Maximum
Amount of
Title of Securities       be      Offering Price     Aggregate Offering    Registration
to be Registered      Registered    Per Share (1)         Price (1)
 Fee
--------------------------------------------------------------------------------------

Common Stock (2)        328,000        $5.00            $1,640,000
$432.96

Common Stock (3)        112,500        $13.188           1,480,353          390.81
Common Stock (4)      1,487,674        $5.75            8,554,126
 2,258.29

Total....             1,927,924                        $10,991,875          $3,082.06

(1)       Estimated solely for the purpose of calculating the registration fee.

(2) These shares are offered under our 1998 Equity Incentive Program. Pursuant to Rule 457(h)(1), the filing fee for the 328,000 shares subject to options that have been granted is calculated based upon the weighted average of the various strike prices of such shares, which is $5.00.

(3) Pursuant to Rule 457(h)(1), the filing fee for the 112,500 shares subject to options that have not yet been granted is calculated based upon the average of the bid and ask prices of our common stock reported on February 29, 2000, which is $13.188 per share.

(4) These shares are offered under compensation agreements with Randall Gates, David Goldberg, Kaz Hashimoto, Howard Levy, Gary Saenger and
William Sliney, which are collectively referred to herein as the "Restructuring Incentive Program." Pursuant to the compensation agreements, Mr. Gates has the right to receive 250,000 shares through November 30, 2004; Mr. Goldberg has the right to receive 250,000 shares through November 30, 2004; Mr. Hashimoto has the right to receive
600,000 shares through November 30, 2004; Mr. Levy has the right to receive 80,000 shares through November 30, 2004; Mr. Saenger has the right to receive 7,674 shares through November 30, 2004; and Mr. Sliney has the right to receive 300,000 shares through November 30, 2004.
Pursuant to Rule 457(h)(1) the filing fee for the 1,487,674 shares subject to options that have been granted is calculated based upon the weighted average of the various strike prices of such shares, which is $5.75.
=====================================================

INTRODUCTORY STATEMENT

Pacific Softworks, Inc., a California corporation (the "Company"), hereby files this registration statement on Form S-8 relating to 1,927,924 shares of our common stock, $0.001 par value, issuable in connection with our:

* 1998 Equity Incentive Program and

* Restructuring Incentive Program (together, the "Plans").

This registration statement is intended to register the following for issuance by us:

1. 1,815,674 shares of common stock that we may issue pursuant to outstanding options previously awarded or awards previously granted under the Plans; and

2. 112,500 shares of common stock that we may issue pursuant to options or awards that may be subsequently awarded under the Plans.

Also, this registration statement, and the reoffer prospectus included herein, is intended to register shares of common stock that may be acquired in the future under the Plans by persons who may be considered our affiliates as defined by Rule 405 under the Securities Act.

The materials constituting the reoffer prospectus have been prepared pursuant to Part I of Form S-3, in accordance with General Instruction C to Form S-8.

                                REOFFER PROSPECTUS

                              PACIFIC SOFTWORKS, INC.

                                  Common Stock
                               ($0.001 par value)
                             Up to 1,927,924 Shares

This Prospectus relates to up to 1,927,924 shares of common stock, $0.001 par value, of Pacific Softworks, Inc.(the "Company") that were acquired or will be acquired pursuant to our compensatory arrangements and stock option plans (the "Plans") and which may be offered for resale from time to time by certain of our employees named in Annex 1 hereto (the "Selling Shareholders").

     We will not receive any of the proceeds from the sale of the common stock (hereinafter, the "Securities"). We will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Shareholders will pay the other costs, if any, associated with any sale of the Securities.

Our common stock is quoted on the NASDAQ SmallCap Market under the symbol "PASW." On February 29, 2000, the average of the bid and ask prices reported per share of our common stock, as quoted on the NASDAQ SmallCap Market, was $13.188.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ______________________________


                     The date of this Prospectus is March 3, 2000.

TABLE OF CONTENTS

                                 Page
Available Information             6
Incorporation by Reference        6
Risk Factors                      7
Selling Shareholders             11
Use of Proceed                   11
Plan of Distribution             11
Legal Matters                    12
Experts                          13
Annex 1 - Selling Shareholder
 Information                    I-1

                         AVAILABLE INFORMATION

We have filed a registration statement on Form S-8 with the Securities and Exchange Commission (the "Commission") under the Securities Act of
1933, as amended (the "Securities Act"). This Prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

We are subject to the informational requirements of the Securities
Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606 and at the Jacob K. Javits Federal
Building, 75 Park Place, New York, New York 10278. Copies of filings can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a website that contains reports, proxy and informational statements and other information filed electronically with the Commission at http://www.sec.gov.

INCORPORATION BY REFERENCE

The following documents previously filed by us with the Commission are incorporated in this registration statement by reference:

     (1) Our Prospectus filed on July 29, 1999 pursuant to Rule 424(b) of the Securities Act;

     (2) Our Quarterly Reports on Form 10-QSB for the quarters ended June 30,1999 and September 30, 1999;

     (3)    Our Current Report on Form 8-K filed on December 15, 1999;
              and

     (4) The description of our common stock contained in our registration statement on Form SB2 (Registration No. 333-75137) under the caption "Description of Capital Stock".

All reports and other documents that we file pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold are incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents.

                               RISK FACTORS

We have reported losses for our last two years and if we do not become profitable our business could be adversely affected and the value of your investment could decline.

     We reported losses of $473,760 for the year ending December 31, 1998.
We also incurred losses of $1,336,390 for the nine months ending September
30, 1999 and expect to continue to incur operating losses for at least the next several quarters. These losses include about $314,000 and $248,000 paid to a former officer for consulting and administrative expenses. We also have an accumulated deficit of $1,336,390 as of September 30, 1999. We can provide no assurance that we will be profitable in the future and if we do not become profitable our business could be adversely affected.

We may need additional funds to maintain our operations at existing levels. There can be no assurance that such financing will be available and the inability to obtain such financing could adversely affect our business.

     If we continue to experience operating losses, we may require additional funds to maintain our operations at existing levels. The Company currently has 1,082,500 public warrants outstanding that were issued as a component of the unit in our July 1999 initial public offering. The warrants have an exercise price of $7.50 and are callable under certain circumstances. In the event these warrants are exercised, additional working capital of $8,118,750 would be available. There is no assurance that any of these warrants will be exercised or that any alternative source of funding will be available to us on acceptable terms. The inability to obtain sufficient funds from operations and external sources could adversely affect our business.

WE require additional fundsin order to fully develop the business of an operating subsidiary. The lack of such funding could result in our inability to fully develop the subsidiary's business plan and could result in a loss of our investment in the subsidiary, adversely affecting our business.

We established iApplianceNet, Inc., a wholly-owned, development stage company, during 1999. iApplianceNet, Inc.was established to provide Internet-active merchandise and service store displays and the infrastructure that supports them. Significant research and development expenditures have been necessary for the subsidiary to reach the present stage of development. It has been determined that the best way to fund the next stage of development is to seek direct equity investment in the subsidiary. The final amount of capital and the dilution to our investment are not known at this time. The lack of such funding could result in the inability of iApplianceNet.com to fully develop its business plan and could result in a loss of our investment in the subsidiary.

Recent strategic investments in other operating companies may not be profitable and may result in a complete loss of our investment, adversely affecting our business.

We have commenced a program of identifying strategic investment opportunities in operating companies that are compatible and complementary to our plan of operations. In accordance with this program, we made an investment in Financial Services Provider Network, Inc. ("FSPN") in December 1999 and announced letters of intent to invest in RedFlag, Inc. in early 2000. If these companies do not achieve their business objectives, we may lose our entire investment which would adversely affect our business.

Because we expect that our operating results will continue to fluctuate, the results of any period should not be relied upon as an indication of future performance.

     From time to time we have experienced material period-to-period fluctuations in revenue and operating results. We anticipate that these periodic fluctuations in revenue and operating results will occur in the future. We attribute these fluctuations to a variety of business conditions that affect our operating subsidiaries, including:

     - the volume and timing of orders received during the quarter,
     - the timing and acceptance of new products and product enhancements by us and our competitors,
     - unanticipated sales and buyouts of run-time licenses,
     - stages of product life cycles,
     - purchasing patterns of customers and distributors,
     - market acceptance of products sold by our customers, and
     - competitive conditions in our industry.

     As a result of the factors described above we believe that quarterly revenue and operating results are likely to vary significantly in the future and that quarter-to-quarter comparisons of our operating results may not be meaningful. You should therefore not rely on the results of one quarter as an indication of future performance.

Because our operating subsidiaries depend on a small number of large orders, the loss or deferral of orders may have a negative impact on revenue which could lower the value of our shares.

     Although none of our operating subsidiaries' customers has accounted for 10% or more of total revenue in any fiscal year, a significant portion of software license revenue in each quarter is derived from a small number of relatively large orders. While we believe that the loss of any particular customer is not likely to have a material adverse effect on our business, our operating results could be materially and adversely affected if our operating subsidiaries were unable to complete one or more substantial license sales in any future period.

Any decrease in the market acceptance of our operating subsidiaries Internet and web products or lack of acceptance of new products would decrease our revenue and lower the value of your investment.

     Our future results depend heavily on continued market acceptance of our operating subsidiaries products in existing and new markets. Revenue from licenses of the suite of Internet and Web products and sales of services accounted for all revenue in the years ended December 31, 1998 and 1999. Although research and development expenditures for 1998 and 1999 have resulted in several new products, we cannot give any assurance that these products will be accepted in the marketplace.

The pricing strategy for new web products is based on flexible up-front fees with ongoing royalties and may not result in increased revenue which could reduce the value of your investment.

     Historically our operating subsidiaries have charged a one-time fee for a source code license and have occasionally also charged royalties for each copy of our software embedded in customers' products. The strategy for new products is to seek flexible up-front fees with ongoing royalties measured against customers' units of production or run times. Our operating subsidiaries may be unsuccessful in implementing this change to product pricing. Any increase in the portion of revenue attributable to royalties will depend on our successful negotiation of royalty agreements and on the successful commercialization by customers of their underlying products.

Because our operating subsidiaries lack the name recognition, customer base and resources of other companies in the Internet software market, they may be unable to compete successfully which would reduce our revenue and the value of your investment.

     The markets for the products of our operating subsidiaries are intensely competitive and are likely to become even more competitive. Increased competition could result in:

     - pricing pressures, resulting in reduced margins,
     - decreased volume, resulting in reduced revenue, or
     - the failure of products to achieve or maintain market acceptance.

     Any of these occurrences could have a material adverse effect on our business, financial condition and operating results. Each of our operating subsidiaries' products faces intense competition from multiple competing vendors. Principal competitors include Wind River Systems, Inc.,
Integrated Systems, Inc., Mentor Graphics, Inc., Microware Systems Corporation and Microsoft Corporation. Many current and potential competitors have one or more of the following characteristics:
     - longer operating histories,
     - greater name recognition,
     - access to larger customer bases, and
     - substantially greater resources.

     As a result, principal competitors may respond more quickly to new or changing opportunities and technologies. For all of the reasons stated above, our operating subsidiaries may be unable to compete successfully against our current and future competitors.

If Pacific Softworks is unable to raise market awareness of the Fusion brand, we may experience declining operating results which would diminish the value of your investment.

     If Pacific Softworks fail to promote its brand successfully or if it incurs significant expenses promoting and maintaining the FUSION brand names, we may experience a material adverse effect on our business, financial condition and operating results. Due in part to the still emerging nature of the market for Internet and embedded software products and the substantial resources available to many competitors, Pacific Softworks may have a time-limited opportunity to achieve and maintain market share.

     We believe that developing and maintaining awareness of the FUSION brand names will be critical to achieving widespread acceptance of Pacific Softworks' products. We believe that brand recognition will become increasingly important as competition increases. Successfully promoting and positioning Pacific Softworks' brand will depend largely on the effectiveness of marketing efforts and the ability to develop reliable and useful products at competitive prices. As a result, Pacific Softworks may need to expand its financial commitment to creating and maintaining brand awareness among potential customers.

We may incur substantial costs in connection with intellectual property infringement claims that others may bring against us which could adversely affect our profitability and reduce the value of your investment.

     In addition to technology developed internally, we and our operating subsidiaries use code libraries developed and maintained by third parties and have acquired or licensed technologies from other companies.
Internally developed technology, code libraries, or the technology acquired or licensed may infringe on the intellectual property rights of others. These persons may bring claims against us or our operating subsidiaries alleging infringement of their intellectual property rights. If we infringe or others bring claims against us alleging infringement, our business, financial condition and operating results could be materially and adversely affected.

     We may be a party to litigation in the future to protect our intellectual property or as a result of our alleged infringement of the intellectual property of others. These claims and any resulting litigation could subject us to significant liability for damages and invalidation of our proprietary rights. Litigation, regardless of its success, would likely be time-consuming and expensive to prosecute or defend and would divert management attention from our business. Any potential intellectual property litigation could also force us or our operating subsidiaries to do one or more of the following:
     - cease selling, incorporating, or using products or services that incorporate the challenged intellectual property,
     - seek to obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all, and
     - redesign those products or services that incorporate the infringed intellectual property.

Any of these events could have a material adverse effect on our business, financial condition and operating results.

Because our ownership is concentrated, our officers and directors will be able to control all matters requiring stockholder approval including delaying or preventing a change in our corporate control or taking other actions of which individual shareholders may disapprove.

     Our officers and directors beneficially own approximately 73% of the outstanding common stock. Our officers and directors will be able to exercise control over all matters requiring stockholder approval, and other investors will consequently have minimal influence over the election of directors or other stockholder actions.
As a result, our officers and directors could approve or cause the Company to take actions of which you disapprove or that are contrary to your interests. This ability to exercise control over all matters requiring stockholder approval could prevent or significantly delay another company from acquiring or merging with us at prices and terms that you might find to be attractive.

Issuance of our authorized preferred stock could discourage a change in control, could reduce the market price of our common stock and could result in the holders of preferred stock being granted voting rights that are superior to those of the holders of common stock.

     The Company is authorized to issue preferred stock without obtaining the consent or approval of stockholders. The issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in control. Management also has the right to grant superior voting rights to the holders of preferred stock. Any issuance of preferred stock could materially and adversely affect the market price of the common stock and the voting rights of the holders of common stock. The issuance of preferred stock may also result in the loss of the voting control of holders of common stock to the holders of preferred stock.

You may experience dilution if we are compelled to litigate or arbitrate claims that have been asserted by Golenberg & Co. for the right to purchase 10% of the Company.

     In April 1999, we were notified that a merchant banker, Golenberg & Co., had asserted rights under a June 1998 letter agreement to purchase 10% of our then outstanding common stock for $400,000. In June 1999, counsel for Golenberg reiterated this demand and advised us that Golenberg's claims were being evaluated for possible legal action. The Company intends to vigorously defend any such lawsuit. Investors could be significantly diluted if Golenberg successfully brings a lawsuit against us.

Trading in our common stock and warrants may be limited and could negatively affect the ability to sell your securities.

     A public market for our common stock and our warrants has only existed since July 29, 1999, the date of our initial public offering. We do not know how liquid the market for our stock and warrants will remain and if the market becomes illiquid, it may negatively affect your ability to resell your securities.

                              SELLING SHAREHOLDERS

The table attached as Annex I hereto sets forth, as of the date of this Prospectus or a subsequent date if amended or supplemented, (a) the name of each Selling Shareholder and his or her relationship to us; (b) the number of shares of common stock each Selling Shareholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, although options actually vest over three years); and (c) the number of Securities offered pursuant to this Prospectus by each Selling Shareholder. The information contained in Annex I may be amended or supplemented from time to time.

                              USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the Securities offered hereby.

                              PLAN OF DISTRIBUTION

We are registering the Securities on behalf of the Selling Shareholders. All costs, expenses and fees in connection with the registration of the Securities offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Securities will be borne by the Selling Shareholders (or their donees or pledgees).

The decision to sell any Securities is within the discretion of the holders thereof, subject generally to our policies affecting the timing and manner of sale of common stock by our affiliates. There can be no assurance that any shares will be sold by the Selling Shareholders.

Each Selling Shareholder is free to offer and sell his or her Securities at times, in a manner and at prices as he or she determines, subject to any restrictions that may be imposed by us upon transactions involving our senior executives. The Selling Shareholders have advised us that sales of Securities may be effected from time to time in one or more types of transactions (which may include block transactions) on the NASDAQ
SmallCap Market, in the over-the-counter market, in negotiated transactions, through put or call options on the Securities, through settlement of short sales of Securities, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Securities by the Selling Shareholders.

The Selling Shareholders may effect transactions by selling Securities directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Shareholders and any broker-dealers that act in connection with the sale of Securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by the broker-dealers and any profit on the resale of the Securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling
Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Securities against certain liabilities including liabilities arising under the Securities Act.

Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling
Shareholders will be subject to the prospectus delivery requirements of the Securities Act.

We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling Shareholders also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by the Selling Shareholder(s) of any substantive change(s) in the plan of distribution (which may include information regarding any material arrangement that has been entered into with a broker-dealer for the sale of Securities through a cross or block trade, the name of the participating broker-dealer(s), the number of Securities involved, the price at which the Securities were sold by the Selling Shareholders, the commissions paid or discounts or concessions allowed by the Selling Shareholders to their broker-dealer(s), and, where applicable, that the broker-dealer(s) did not conduct any investigation to verify the information set out in the prospectus), we will file a supplemental prospectus under Rule 424(c) of the Securities Act, setting forth the updated information.

                              LEGAL MATTERS

Certain legal matters will be passed upon for the Company by Resch
Polster Alpert & Berger LLP, Los Angeles, California. As of February 29, 2000 members of Resch Polster Alpert & Berger LLP own 400 shares each of common stock and common stock warrants, and warrants to acquire a total of 40,000 units for $5.25 each, with each unit comprised of one share of common stock and one warrant to acquire a share of common stock at $7.50 per share.

                              EXPERTS

The consolidated financial statements of Pacific Softworks, Inc. incorporated in this Registration Statement by reference to the Prospectus filed on July 29, 1999, have been so incorporated in reliance on the report of Merdinger, Fruchter, Rosen & Corso, P.C., independent accountants, given on the authority of said firm as experts in accounting and auditing.

No dealer, sales representative or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with this offering other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, common stock by anyone in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus.

                              ANNEX I
                                     Shares of
                   Shares of         Common Stock          Shares of      Percentage
                   Common Stock     Offered for the    Common Stock        Owned
                   Owned Prior to      Account of      Owned After         After
Sellling Shareholder     Offering      Selling Shareholder   Offering         Offering

Glenn P. Russell        3,007,200           7,200           3,000,000        68%

William E. Sliney           2,880           2,880                   0        n/a

Wayne T. Grau              15,000          15,000                   0        n/a

Reuben Sandler, Ph.D       15,000          15,000                   0        n/a

Mark Sewell                72,880           2,880                   0        n/a

Sandra J. Garcia           72,880           2,880                   0        n/a

Joseph Lechman              2,880           2,880                   0        n/a

     The number of shares of common stock owned by each person includes shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.

     The number of shares of common stock owned by each person after the offering assumes that such person exercises all of their options and sells all of their shares.

     Mr. Russell has been our Chairman and Chief Executive Officer since 1992. He also served as president from 1992 to December 1999. Shares owned by Mr. Russell include 3,000,000 owned by the Russell Trust of which Glenn Russell and Laura Russell, husband and wife, are principal beneficiaries and 7,200 shares issuable upon exercise of options owned by Mr. Russell.

     Mr. Sliney has been our President since December 1999 and Chief Financial Officer since April 1999. Shares owned by Mr. Sliney include 2,880 shares issuable upon exercise of options owned by Mr. Sliney.

     Mr. Grau has been a director of Pacific Softworks since January 1999. Shares owned by Mr. Grau include 5,000 shares of common stock, 5,000 warrants and 15,000 shares issuable upon exercise of options owned by Mr. Grau.

      Dr. Sandler has been a director of Pacific Softworks since January 1999. Shares owned by Dr. Sandler include 4,500 shares of common stock, 4,500 warrants and 15,000 shares issuable upon exercise of options owned by Dr. Sandler.

     Mr. Sewell, previously a resident of the United Kingdom, was the general manager for our European operations from 1996 to 1999 and our Vice President, Business Development commencing in 1999. Shares owned by Mr. Sewell include 2,880 shares issuable upon exercise of options owned by Mr. Sewell.

     Ms. Garcia joined us in 1993 as our regional sales manager and became Vice President, North American Sales in 1996. Shares owned by Ms. Garcia include 2,880 shares issuable upon exercise of options owned by Ms. Garcia.

     Mr. Lechman has been our Secretary since March 1999. Shares owned by Mr. Lechman include 2,880 shares issuable upon exercise of options owned by Mr. Lechman
                                   I-1

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by us with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, or as otherwise indicated, are incorporated herein by reference:

     1. Our Prospectus filed on July 29, 1999 pursuant to Rule 424(b) of the Securities Act;

     2. Our Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1999 and September 30, 1999;

     3.    Our Current Report on Form 8-K filed on December 15, 1999; and

     4. The description of our common stock contained in our registration statement on Form SB2 (Registration No. 333-75137) under the caption "Description of Capital Stock".


All reports and other documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this registration statement and are a part of this registration statement from the dates of filing of the reports and documents, if the reports and other documents are filed prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold, or the securities which have not yet been sold are deregistered. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that the statement is modified or superseded by a new statement.
Any statement that is modified or superseded shall not be, except as modified or superseded, a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

As of February 29, 2000 the partners of Resch Polster Alpert & Berger LLP own 400 shares each of common stock and common stock warrants, and warrants to acquire a total of 40,000 units for $5.25 each, with each unit comprised of one share of common stock and one warrant to acquire a share of common stock at $7.50 per share.

Item 6.  Indemnification of Directors and Officers.

Section 316 of the California General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article III Section 16 of the registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the California General Corporation Law. The registrant's articles of incorporation provide that, pursuant to California law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the company and its stockholders. This provision in the articles of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under California law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Pacific Softworks for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under California law.
The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Pacific Softworks has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the registrant's officers and directors with further indemnification to the maximum extent permitted by the California General Corporation Law.

Item 7.  Exemptions from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 9.  Undertakings.

     (1) We undertake:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports that are filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act and that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering of those securities.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) We also undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newbury Park, State of California, on March 1, 2000.

PACIFIC SOFTWORKS, INC.


                          By: William E. Sliney
                               President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature             Title                                       Date

                        President and Chief Financial
William E. Sliney       Officer                                  03/01/00

Glenn P. Russell        Chairman of the Board                    03/01/00

Wayne T. Grau           Director                                 03/01/00

Ruben Sandler, Ph.D Director                                     03/01/00

                         EXHIBIT INDEX

Exhibit                        Description
Number
4.1    Amended and Restated Articles of Incorporation of Pacific
        Softworks, Inc.,  incorporated herein by reference to Exhibit 3.1 of
        the Company's Registration   Statement on Form SB2 (Reg. No.3 3-75137)

4.2   Bylaws of Pacific Softworks, Inc., incorporated herein by reference to
         Exhibit 3.2 of the Company's Registration Statement on Form SB2 (Reg. No. 333-75137)

5.1   Opinion of Resch Polster Alpert & Berger LLP

23.1  Consent of Resch Polster Alpert & Berger LLP (included in Exhibit  5.1).

23.2  Consent of Merdinger, Fruchter, Rosen & Corso, P.C

99.1      1998 Equity Incentive Program